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EXHIBIT 16

HASKELL & WHITE LLP
CERTIFIED PUBLIC ACCOUNTANTS

March 4, 2004

Securities and Exchange Commission
450 Fifth St.
Washington D.C.

Gentlemen:


We have read and agree with the comments in Item 4 of Form 8-K/A of Voyager One, Inc. dated February 23, 2004.




/s/Haskell & White
-----------------------------
Haskell & White

Irvine, California